EXHIBIT 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2012	2011

ASSETS

Current Assets:
Cash and Cash Equivalents	$28,483	$6,559
Receivables, Net	661,910	488,002
Unbilled Revenues	202,262	175,207
Fuel, Materials and Supplies	262,562	248,958
Regulatory Assets	624,397	255,144
Marketable Securities	79,231	70,970
Prepayments and Other Current Assets	95,160	112,632
Total Current Assets	1,954,005	1,357,472

Property, Plant and Equipment, Net	16,054,913	10,403,065

Deferred Debits and Other Assets:
Regulatory Assets	5,201,154	3,267,710
Goodwill	3,518,454	287,591
Marketable Securities	372,302	60,311
Derivative Assets	93,616	98,357
Other Long-Term Assets	311,856	172,560
Total Deferred Debits and Other Assets	9,497,382	3,886,529

Total Assets	$27,506,300	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2012	2011

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$1,248,500	$317,000
Long-Term Debt - Current Portion	683,208	331,582
Accounts Payable	600,995	633,282
Regulatory Liabilities	203,767	167,844
Derivative Liabilities	113,188	107,558
Other Current Liabilities	640,809	390,416
Total Current Liabilities	3,490,467	1,947,682

Rate Reduction Bonds	160,133	112,260

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	3,249,323	1,868,316
Regulatory Liabilities	551,690	266,145
Derivative Liabilities	946,621	959,876
Accrued Pension, SERP and PBOP	2,064,069	1,326,037
Other Long-Term Liabilities	884,317	420,011
Total Deferred Credits and Other Liabilities	7,696,020	4,840,385

Capitalization:
Long-Term Debt	6,936,473	4,614,913

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	116,200

Equity:
Common Shareholders' Equity:
Common Shares	1,662,251	980,264
Capital Surplus, Paid In	6,178,698	1,797,884
Retained Earnings	1,635,709	1,651,875
Accumulated Other Comprehensive Loss	(66,387)	(70,686)
Treasury Stock	(342,632)	(346,667)
Common Shareholders' Equity	9,067,639	4,012,670
Noncontrolling Interests	-	2,956
Total Equity	9,067,639	4,015,626
Total Capitalization	16,159,680	8,746,739

Total Liabilities and Capitalization	$27,506,300	$15,647,066

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2012	2011	2012	2011

Operating Revenues	$1,628,684	$1,047,481	$2,728,307	$2,282,732

Operating Expenses:
Purchased Power, Fuel and Transmission	542,014	382,542	937,358	879,246
Operations and Maintenance	529,977	269,701	791,940	533,323
Depreciation	144,485	73,637	225,324	147,588
Amortization of Regulatory Assets, Net	25,590	16,992	31,016	50,491
Amortization of Rate Reduction Bonds	40,752	17,086	59,100	34,367
Energy Efficiency Programs	73,489	29,970	110,762	64,403
Taxes Other Than Income Taxes	112,862	79,419	198,899	167,823
Total Operating Expenses	1,469,169	869,347	2,354,399	1,877,241
Operating Income	159,515	178,134	373,908	405,491

Interest Expense:
Interest on Long-Term Debt	86,925	57,044	146,892	114,444
Interest on Rate Reduction Bonds	2,056	2,293	3,487	4,871
Other Interest	66	2,897	5,116	1,468
Interest Expense	89,047	62,234	155,495	120,783
Other Income, Net	1,806	7,334	10,580	17,647
Income Before Income Tax Expense	72,274	123,234	228,993	302,355
Income Tax Expense	26,055	44,515	82,019	108,052
Net Income	46,219	78,719	146,974	194,303
Net Income Attributable to Noncontrolling Interests	1,880	1,441	3,373	2,870
Net Income Attributable to Controlling Interest	$44,339	$77,278	$143,601	$191,433

Basic and Diluted Earnings Per Common Share	$0.15	$0.44	$0.60	$1.08

Dividends Declared Per Common Share	$0.34	$0.28	$0.63	$0.55

Weighted Average Common Shares Outstanding:
Basic	301,047,753	177,347,374	239,551,735	177,267,791
Diluted	301,816,884	177,626,992	240,127,169	177,553,995

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(Thousands of Dollars)	2012	2011

Operating Activities:
Net Income	$146,974	$194,303
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	13,384	9,374
Depreciation	225,324	147,588
Deferred Income Taxes	59,509	95,293
Pension, SERP and PBOP Expense	105,974	69,654
Pension and PBOP Contributions	(164,294)	(37,530)
Regulatory (Under)/Over Recoveries, Net	(53,806)	40,434
Amortization of Regulatory Assets, Net	31,016	50,491
Amortization of Rate Reduction Bonds	59,100	34,367
Derivative Assets and Liabilities	(5,090)	(9,272)
Other	10,541	(6,014)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	83,395	80,696
Fuel, Materials and Supplies	45,127	12,992
Taxes Receivable/Accrued, Net	15,854	48,933
Accounts Payable	(188,259)	(23,981)
Other Current Assets and Liabilities, Net	(64,346)	(20,633)
Net Cash Flows Provided by Operating Activities	320,403	686,695

Investing Activities:
Investments in Property, Plant and Equipment	(690,376)	(468,526)
Proceeds from Sales of Marketable Securities	132,580	72,369
Purchases of Marketable Securities	(143,225)	(73,564)
Proceeds from Sale of Assets	-	46,841
Other Investing Activities	11,274	(4,828)
Net Cash Flows Used in Investing Activities	(689,747)	(427,708)

Financing Activities:
Cash Dividends on Common Shares	(159,708)	(97,207)
Cash Dividends on Preferred Stock	(3,269)	(2,779)
Increase/(Decrease) in Short-Term Debt	558,500	(130,000)
Issuance of Long-Term Debt	300,000	122,000
Retirements of Long-Term Debt	(267,699)	(124,086)
Retirements of Rate Reduction Bonds	(36,439)	(34,320)
Other Financing Activities	(117)	(883)
Net Cash Flows Provided by/(Used in) Financing Activities	391,268	(267,275)
Net Increase/(Decrease) in Cash and Cash Equivalents	21,924	(8,288)
Cash and Cash Equivalents - Beginning of Period	6,559	23,395
Cash and Cash Equivalents - End of Period	$28,483	$15,107

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.